Exhibit 10.2

STOCK Pledge Agreement

THIS STOCK PLEDGE AGREEMENT (this “Agreement”) dated as of January 25, 2024, among Weilai Zhang (“Pledgor”), and Guoxiang (“Gordon”) Hu (the “Investor”).

W I T N E S S E T H:

WHEREAS, reference is made to that certain Note Purchase Agreement, dated as of the date thereof, including its exhibits and schedules (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Note Purchase Agreement”) by and between Antelope Enterprise Holdings Limited, a British Virgin Island company (the “Borrower”) and Investor;

WHEREAS, pursuant to the Note Purchase Agreement, among other things, Investor has agreed to purchase from the Borrower a secured promissory note in the principal amount of $4,630,000.00 (as amended, restated, supplemented or otherwise modified from time to time, the “Note”) for a purchase price of $4,630,000.00 (the “Loan”) to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, it is a condition precedent to the obligation of Investor to make the Loan to the Borrower under the Note Purchase Agreement that Pledgor shall have executed and delivered this Agreement to Investor;

WHEREAS, this Agreement is made and the pledge herein is given to secure Borrower’s payment and performance of any and all obligations, liabilities and indebtedness of Borrower to Investor pursuant to the terms of the Note Purchase Agreement (collectively, the “Secured Obligations”)

NOW, THEREFORE, in consideration of the premises and to induce Investor to enter into the Note Purchase Agreement and the other Transaction Documents and to induce Investor to make the Loan to Borrower thereunder, Pledgor hereby agrees with Investor, as follows:

Article I. Definitions; Rules of Interpretation.

1.1.	Unless otherwise defined herein, terms defined in the Note Purchase Agreement (including its exhibits and schedules, such as the Exhibit Note) and used herein shall have the meanings given to them in the Note Purchase Agreement. Unless otherwise defined in this Agreement or in the Note Purchase Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) are used in this Agreement as such terms are therein defined.

1.2.	As used herein, the following terms shall have the following meanings:

“Equity Interests” means Class B ordinary shares, no par value each, of the Borrower that are owned by the Pledgor as set forth in Schedule 1 attached hereto. “Future Rights” means all dividends, cash, options, warrants, rights, instruments and other property from time to time received, receivable or otherwise distributed in respect of an Equity Interest.

“Initial Pledged Equity” has the meaning assigned to such term in Section 2.1.

“Pledged Collateral” has the meaning assigned to such term in Section 2.1.

“Pledged Equity” has the meaning assigned to such term in Section 2.1.

“UCC” means the Uniform Commercial Code as in effect, from time to time, in the State of New York.

Article II. Pledge.

2.1.	As security for the prompt payment or performance, as the case may be, of the Secured Obligations in full by Borrower when due, whether at stated maturity, by acceleration or otherwise (including amounts that would become due but for the fact that they are unenforceable or not allowable under the Bankruptcy Code), Pledgor hereby pledges, grants, transfers and assigns to Investor, a first priority security interest in Pledgor’s right, title and interest in and to the Pledged Collateral (as defined below), in each case, whether now owned or hereafter acquired by Pledgor, whether now or hereafter existing or arising and wherever located (collectively, the “Pledged Collateral”):

(a)	the Equity Interests set forth in Schedule 1 (as such schedule may be supplemented from time to time) under Pledgor’s name and issued by Borrower (the “Initial Pledged Equity”);

(b)	all Equity Interests from time to time issued to Pledgor in any manner, including but not limited to Equity Interests issued by Borrower pursuant to any employment agreement with Borrower (together with the Initial Pledged Equity, the “Pledged Equity”);

(c)	any certificates representing any such Pledged Equity and all Future Rights in respect of any or all such Pledged Equity;

(d)	all rights and privileges of the Pledgor with respect to the Pledged Equity and other property referred to above; and

(e)	all proceeds of any and all of the foregoing.

Article III. Delivery and Control of Pledged Collateral.

3.1.	On the Closing Date of transaction contemplated by the Note Purchase Agreement, Pledgor shall deliver to Investor the certificates or instruments representing or evidencing the Initial Pledged Equity, which shall be in suitable form for transfer by delivery. In the event the Pledgor is not able to provide such evidence the Pledgor shall provide duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Investor and such instruments shall be held by or on behalf of Investor pursuant hereto.

3.2.	At any time following the occurrence and during the continuance of an Event of Default, Investor shall have the right, in his discretion and without notice to Pledgor, to transfer to or to register any or all of the Pledged Collateral in his name or the name of any of his nominees; provided that Investor shall have given notice of his intent to exercise such rights to the Pledgor.

3.3.	Pledgor shall execute an Acknowledgement of Pledge and Security Interest in the form of Schedule 2 attached hereto notifying the transfer agent of this Agreement.

Article IV. Voting Rights; Dividends; Etc.

4.1.	So long as no Event of Default shall have occurred and be continuing:

(a)	Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken which would have the effect of impairing the position or interest of Investor in respect of the Pledged Collateral or be inconsistent with or violate any provision of this Agreement, the Note Purchase Agreement, or the other Transaction Documents.

(b)	Pledgor shall be entitled to receive and retain for his own account any and all payments, dividends and other distributions paid in respect of the Pledged Collateral to the extent such are permitted under the terms of the Note Purchase Agreement; provided, however, that the following shall be received and held in trust by Pledgor for the benefit of Investor, segregated from the other property or funds of Pledgor and forthwith paid to Investor as Pledged Collateral in the exact form as so received, with any necessary indorsement: any payments, dividends and other distributions in respect of any Pledged Collateral (i) not paid or payable in cash, and any instruments and other property received or otherwise distributed in respect of any Pledged Collateral or (ii) paid or payable in cash (A) in connection with a liquidation or dissolution, a reduction of capital, capital surplus or paid in surplus or (B) in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral; and

(c)	Upon written notice in advance by Pledgor and at the expense of Pledgor, Investor shall execute and deliver, or cause to be executed and delivered, to Pledgor all such proxies and other instruments in such form and for such purposes as Pledgor may reasonably request to enable Pledgor to exercise the rights set forth in Sections 4.1(a) and 4.1(b).

4.2.	Upon the occurrence and during the continuance of an Event of Default, all the rights that Pledgor would otherwise be entitled to exercise under Sections 4.1(a) and 4.1(b) shall automatically cease, and all such rights shall thereupon become vested in Investor, who or whose nominee shall have the sole right to exercise such rights and otherwise act with respect to the Pledged Collateral as if he or she were the outright owner thereof.

4.3.	Pledgor shall (a) receive and hold in trust for the benefit of Investor, (b) segregate from the other property or funds of Pledgor and (c) forthwith pay to Investor as Pledged Collateral in the exact form as so received (with any necessary indorsement), any and all payments, rights, dividends and other distributions that are received by Pledgor as a result of or in relation to the Pledged Collateral not otherwise specified in this Section 4.

Article V. Representations and Warranties.

Pledgor represents and warrants as follows as of date of this Agreement and continue until the Secured Obligations are fully satisfied:

5.1.

(a)	Pledgor has all requisite capacity, power and authority to execute, deliver and perform its obligations under this Agreement.

(b)	This Agreement constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, subject to Bankruptcy Laws and general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity.

5.2.	The Initial Pledged Equity identified on Schedule 1 includes all of the Equity Interests owned by Pledgor as of the date hereof and constitutes the percentage of the issued and outstanding shares of stock or other equity interests of Borrower indicated on such Schedule 1 as of the date hereof. The information set forth in Schedule 1 is true, accurate and complete as of the date hereof in all respects.

5.3.	Until the Note is fully repaid, the Pledgor is and shall continue to be the sole owner of Class B of ordinary shares of the Company and holds more than 50% of the total voting power of the outstanding voting securities of the Company.

5.4.	Pledgor has delivered to Investor all Pledged Collateral consisting of certificated securities and instruments.

5.5.	The Pledged Equity pledged by Pledgor hereunder has been duly authorized and validly issued and is fully paid and nonassessable.

5.6.	Except for the security interest created under this Agreement or as permitted under the Note Purchase Agreement, Pledgor is the sole legal and beneficial owner of the Pledged Collateral free and clear of any adverse claim, encumbrance, lien, option or right of others. No effective financing statement or other instrument covering any part of the Pledged Collateral or listing Pledgor as debtor with respect to such Pledged Collateral is on file in any recording office, except as expressly permitted under the Note Purchase Agreement. Pledgor has rights in or the power to transfer the Pledged Collateral.

5.7.	No consent, approval, authorization or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body or any other third party is required for (a) the execution, delivery or performance of this Agreement by Pledgor, (b) the grant by Pledgor of the security interest granted hereunder, (c) the exercise by Investor of his rights or remedies under this Agreement, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or (d) the perfection or maintenance of the first priority security interest created hereunder; except for (i) the actions set forth in Article III. With respect to the Pledged Collateral, which actions are in full force and effect and (ii) the filing of financing and continuation statements under the UCC, which financing statements have been duly filed on the date of this Agreement and are in full force and effect.

Article VI. Covenants.

6.1	Except as granted under this Agreement or permitted under the Note Purchase Agreement, Pledgor shall not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (ii) create or suffer to exist any lien or encumbrance upon or with respect to any of the Pledged Collateral. Pledgor shall, at his own expense, appear in and defend any action, suit or proceeding which may affect his title to, or right or interest in, or the Investor’s right or interest in, the Pledged Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral and shall defend against any claims or demands by any third party claiming an interest in the Pledged Collateral that is adverse to Investor.

6.1.	Concurrently with the execution of this Agreement, Pledgor shall make all filings and taken all other actions necessary or desirable to perfect the security interest in the Pledged Collateral created under this Agreement and such filings and other actions are in full force and effect within five (5) business days following the execution of this Agreement. This Agreement, together with such filings and other actions, creates a valid and perfected first priority security interest in the Pledged Collateral in favor of Investor, securing the prompt payment and performance of the Secured Obligations.

Article VII. Further Assurances.

7.1.	In order to enable Investor to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral or to perfect and protect any security interest granted hereby by Pledgor, Pledgor agrees that he shall, from time to time and at Pledgor’s expense, promptly execute and deliver all further instruments and documents, and take all further action that may be necessary, or that Investor may reasonably request to perfect the security interest of the Investor in the Pledged Collateral. Without limiting the generality of the foregoing, Pledgor shall promptly with respect to the Pledged Collateral: (a) deliver and pledge to Investor all certificates or instruments representing or evidencing any Pledged Collateral that constitutes of certificated securities, accompanied by undated stock or bond powers executed in blank, (b) execute and file such financing or continuation statements or any other instruments or notices as may be necessary or desirable, or as Investor may request, in order to perfect and preserve the first priority security interest granted hereby by Pledgor and (c) deliver to Investor evidence that all other action that the Investor may deem reasonably necessary or desirable in order to perfect and preserve the security interest created by Pledgor under this Agreement has been taken.

7.2.	Upon reasonable request from time to time by Investor, Pledgor shall furnish to Investor statements and schedules further identifying and describing the Pledged Collateral, in sufficient detail to clearly identify such Pledged Collateral. This Agreement may be amended to reflect changes in the information contained in any Schedule hereto, upon the request by Pledgor and the consent of Investor, which consent shall not be unreasonably withheld or delayed.

Article VIII. INVESTOR as Pledgor’s Attorney-in-Fact.

8.1.	Pledgor hereby irrevocably appoints Investor as his attorney-in-fact, effective upon the occurrence and during the continuance of an Event of Default or a Trigger Event, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Investor’s discretion, to take any action and to execute any instrument that Investor deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement.

8.2.	This power of attorney is a power coupled with an interest and is irrevocable until the indefeasible payment and satisfaction in full of the Secured Obligations. Pledgor hereby ratifies and approves all acts of Investor made or taken pursuant to this Section, other than acts made through gross negligence or willful misconduct. Neither Investor nor any nominee of Investor shall be liable for any act or omission or for any error of judgment or mistake of fact or law, except such as may result from Investor’s gross negligence or willful misconduct. Pledgor revokes all previous proxies with regard to the Pledged Collateral.

Article IX. Remedies.

9.1.	Upon the occurrence and during the continuance of any Event of Default, Investor may exercise in respect of the Pledged Collateral all the rights and remedies of a secured party under the UCC (irrespective of whether the UCC applies to the affected Pledged Collateral), in addition to other rights and remedies provided for herein, in the Note Purchase Agreement, or the other Transaction Documents, or otherwise available to it, and also may, without notice except as specified below, sell, assign or deliver the Pledged Collateral or any part thereof in one or more parcels, at the same time or at different times, at public or private sale, at any exchange, at a place designated by Investor or elsewhere, upon such time, price and other terms as Investor may deem commercially reasonable and for cash, upon credit or for future delivery, or otherwise in accordance with applicable law.

9.2.	With respect to any sale or disposition of any Pledged Collateral that threatens to decline speedily in value or that is of a type customarily sold on a recognized market, Pledgor hereby expressly waives any requirement for demand, advertisement or notice in connection therewith. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days’ prior notice to Pledgor of the time and place of any public sale or of the time after which any private sale is to be made shall constitute commercially reasonable notice.

9.3.	Pledgor hereby acknowledges that Investor may be unable to sell all or part of the Pledged Collateral in a public sale due to certain restrictions contained in the Securities Act of 1933, as amended, or any similar statute hereafter adopted with similar purpose or effect (the “Securities Act”), or in applicable “blue sky” or other state securities laws, as now or hereafter in effect, and Pledgor agrees that, upon the occurrence and during the continuation of an Event of Default, to the extent permitted by law, Investor may sell any or all of the Pledged Collateral in one or more private sales, at such times and at such prices and upon such other terms as Investor may deem commercially reasonable, to a limited number of prospective purchasers who will represent and agree that they are purchasing the applicable Pledged Collateral for investment only and not for distribution. Pledgor agrees that any Pledged Collateral sold at such a private sale may be sold at a price and on such terms as are less favorable to the seller than if the sale were delayed or the sale was made in another manner, such as a public offering under the Securities Act, and agrees that Investor has no obligation to delay the sale to allow for a public sale or to obtain the maximum possible price for the Pledged Collateral. Pledgor further agrees that any private sales made in the foregoing manner shall be deemed to have been made in a commercially reasonable manner and that Pledgor has no objection to such sales.

9.4.	The remedies provided herein in favor of Investor shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of Investor existing at law or in equity.

9.5.	Pledgor hereby agrees that any sale or other disposition of any or all of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the city where Investor is located shall be deemed to be commercially reasonable.

9.6.	Investor may, at his discretion, hold and/or apply any cash proceeds received in respect of any sale of or other realization upon any or all of the Pledged Collateral as collateral for any or all of the Secured Obligations, as provided in the Note Purchase Agreement or the other Transaction Documents.

Article X. Indemnity and Expenses.

10.1.	Pledgor agrees to indemnify, defend, save and hold harmless Investor and his nominees and their respective agents, counsel and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against an Indemnified Party, in each case arising out of or in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.

10.2	Upon demand by Investor, Pledgor shall pay to Investor any and all reasonable costs and expenses, excluding the reasonable fees and expenses of its counsel, incurred by Investor in connection with the negotiation, execution, administration, amendment, waiver, enforcement or collection of this Agreement or the exercise or enforcement of any of the rights or remedies of Investor hereunder. If Pledgor fails to perform any agreements in this Agreement, Investor may himself perform or cause the performance of such agreement as he deems necessary to protect the security interest in or the value of the Pledged Collateral granted hereunder, without any obligation to do so and without notice to Pledgor. Pledgor shall reimburse Investor for any and all expenses incurred in connection therewith in according with this Section 10.2.

Article XI. INVESTOR’s Duties. Other than the safe custody of any Pledged Collateral in his possession, Investor shall have no duty as to any Pledged Collateral, with respect to the taking of any necessary steps for the preservation of rights against any parties or any other rights pertaining to any Pledged Collateral, or as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Pledged Collateral, whether or not Investor has or is deemed to have knowledge of such matters. Investor shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in his possession if such Pledged Collateral is accorded treatment substantially equal to that which Investor accords his own property.

Article XII. Termination; Release.

12.1.	This Agreement shall create a continuing security interest in the Pledged Collateral and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Secured Obligations or the assignment of the Secured Obligations to a third party by the Investor, at which time the pledge granted hereby shall terminate and all rights to the Pledged Collateral shall revert to Pledgor. Upon any such termination, Investor shall, at Pledgor’s expense, (x) return all Pledged Collateral in his possession to Pledgor and (y) execute and deliver to Pledgor such UCC termination statements and other documents, which shall be prepared by Pledgor in form and substance reasonably satisfactory to Investor, as Pledgor shall reasonably request to evidence such termination.

12.2.	Investor shall, at the expense of Pledgor, execute and deliver to Pledgor such documents as Pledgor may reasonably request to evidence the release of any item of Pledged Collateral from the security interest granted hereby, upon a sale, transfer or other disposition of such Pledged Collateral in accordance with the terms of the Note Purchase Agreement; provided, however, that (a) at least five (5) Business Days prior to the date of the proposed release, Pledgor shall have delivered to Investor (i) a written request for such release, (ii) a form of release and (iii) a certificate of Pledgor stating that the transaction is in compliance with the Note Purchase Agreement and such other statements as Investor may request, (b) no Event of Default shall have occurred and be continuing at the time of such request and release and (c) to the extent required under the Note Purchase Agreement, the application of or payment of or in connection with the proceeds of any such sale, transfer or other disposition shall be carried out in accordance with the instructions of Investor.

Article XIII. Security Interest Absolute.

13.1.	In order to enforce this Agreement, a separate action may be brought against Pledgor regardless of whether any action is brought against Borrower under the Note Purchase Agreement or the Transaction Documents. The obligations of Pledgor under this Agreement are independent of the Secured Obligations of the Borrower or any other obligations of the Borrower under the Note Purchase Agreement or the other Transaction Documents.

13.2.	The pledge, assignment and grant of security interest by Pledgor hereunder, all obligations of Pledgor hereunder and all rights of Investor hereunder shall be irrevocable, absolute and unconditional irrespective of, and to the maximum extent permitted by applicable law Pledgor hereby irrevocably waives any defenses relating to, any or all of the following:

(a)	any lack of enforceability or validity of any agreement with respect to any of the Secured Obligations, or any other agreement or instrument relating to any of the foregoing;

(b)	any exchange, release or non-perfection of any Lien on any collateral, or any release or amendment or waiver of or consent under or departure from any guaranty securing any or all of the Secured Obligations;

(c)	any change in the time, place or manner of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from the Note Purchase Agreement any other agreement or instrument relating thereto; or

(d)	any other circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of the Secured Obligations or this Agreement.

13.3.	To the extent permitted by applicable law, Pledgor waives (a) demand, notice, protest, or other action taken in reliance hereon, and all other demands and notices of any description and (b) any and all other suretyship defenses.

13.4.	Notwithstanding the provisions of Article XIII, this Agreement, the pledge, assignment and grant of security interest hereunder, and all obligations of Pledgor hereunder shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by Investor or by any other person upon the insolvency, bankruptcy or reorganization of Pledgor or Borrower or otherwise, all as though such payment had not been made.

Article XIV. Miscellaneous.

14.1.	Waivers; Amendments.

(a)	No failure or delay on the part of Investor to exercise any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All rights, powers and remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and are not exclusive of any other rights, powers and remedies provided by law.

(b)	None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Pledgor and Investor in accordance with the Note Purchase Agreement.

14.2.	Notices. All notices, requests and demands pursuant hereto shall be made in accordance with the Note Purchase Agreement.

14.3.	Survival of Agreement. All representations, warranties, agreements, covenants and indemnities made by Pledgor in this Agreement, and in the certificates or other instruments prepared or delivered in connection with or pursuant hereto, except for any amendments, modifications, waivers or terminations thereof in accordance with the terms hereof, shall survive the execution and delivery of the Note Purchase Agreement and shall continue in full force and effect until this Agreement shall terminate or thereafter to the extent provided in the Note Purchase Agreement.

14.4.	Binding Effect; Successors and Assigns. This Agreement shall become effective as to Pledgor when a counterpart hereof executed on behalf of Pledgor is delivered to Investor and a counterpart hereof is executed on behalf of Investor. Thereafter, this Agreement shall be binding upon Pledgor, its successors and assigns, and inure, together with the rights and remedies of Investor hereunder .

14.5.	Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

14.6.	Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.7.	Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

14.8.	Submission to Jurisdiction; Waiver of Venue.

(a)	Pledgor hereby irrevocably and unconditionally submits, for itself and in respect its property in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment in respect thereof, to the exclusive jurisdiction of any New York State or federal court of the United States of America sitting in New York City, and any appellate court from any thereof and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court, to the extent permitted by applicable law. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or the Note Purchase Agreement or the Transaction Documents shall affect any right Investor may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(b)	To the fullest extent permitted under applicable law, Pledgor irrevocably and unconditionally waives (i) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court, and (ii) the defense that any such suit, action or proceeding is brought in an inconvenient court.

14.9.	Service of Process. Pledgor agrees that service of process in any proceeding may be made by registered mail, certified mail or overnight courier service to it at its address specified in the Note Purchase Agreement. Nothing in this Agreement shall be deemed or operate to affect the right of Investor to service process in any other manner permitted by law.

14.10.	Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

14.11.	Headings. The headings of each section of this Agreement are included for convenience only and shall not define or limit the provisions of this Agreement.

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IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

WEILAI ZHANG, as Pledgor

/s/ Weilai Zhang

GUOXIANG HU, as Investor

/s/ Guoxiang Hu

ACKNOWLEDGED, ACCEPTED AND AGREED TO BY:

BORROWER:

ANTELOPE ENTERPRISE HOLDINGS LIMITED

By:
Hen Man Edmund, Chief Financial Officer